UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2020

Benefytt Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3450 Buschwood Park Dr., Suite 200 Tampa, Florida		33618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 397-1187

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	BFYT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 13, 2020 (as amended on July 15, 2020) by Benefytt Technologies, Inc., a Delaware corporation (the “Company” or “Benefytt”), on July 12, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Daylight Beta Parent Corp., a Delaware corporation (“Parent”) and Daylight Beta Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), each affiliates of certain investment funds advised by Madison Dearborn Partners, LLC (collectively, the “MDP Funds”). The Merger Agreement provides for the acquisition of the Company by Parent in a two-step transaction, consisting of a tender offer followed immediately by a merger of Merger Sub with and into the Company with the separate existence of Merger Sub ceasing and the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”). On July 24, 2020, Merger Sub commenced a tender offer (the “Offer”) to purchase all of (i) the shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Shares”), at a price per Class A Share of $31.00, payable net to the seller in cash, without interest, subject to any required withholding taxes (the “Merger Consideration”) and (ii) the shares of the Company’s Class B Common Stock, par value $0.001 per share (the “Class B Shares” and, together with the Class A Shares, the “Shares”), at a price per Class B Share of $0.00, in each case, upon the terms and subject to the conditions set forth in the Merger Agreement, the Offer to Purchase, dated July 24, 2020 and the related Letter of Transmittal.

Item 1.01. Entry into a Material Definitive Agreement

On August 21, 2020 (the “Closing Date”), Health Plan Intermediaries Holdings, LLC (“Holdings”) as the ultimate borrower, entered into a Credit Agreement (the “Credit Agreement”) among, inter alios, Holdings, the Company and certain of the Company’s affiliates as guarantors, Truist Bank, as Administrative Agent and the other parties identified therein as Lenders (the “Lenders”). The Credit Agreement provides for an aggregate principal amount of up to $207.5 million, which consists of: (i) a $65 million revolving credit facility (the “Revolving Credit Facility”), which includes a $10 million sublimit for the issuance of standby letters of credit (each, a “Letter of Credit”) and a $5 million sublimit for swingline loans (each, a “Swingline Loan”) and (ii) a $142.5 million term loan facility (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Senior Credit Facility”). The Term Loan Facility will be fully drawn on the Closing Date.

The proceeds of the Term Loan Facility were used on the Closing Date to refinance that certain Credit Agreement, dated as of June 5, 2019 (the “Existing Credit Agreement”), as amended, supplemented or otherwise modified from time to time, between, inter alios, Holdings, as the borrower, the Company, certain subsidiaries of the Company party thereto from time to time, the lenders party thereto from time to time and Bank of America, N.A. as administrative agent. The proceeds of the Revolving Credit Facility shall be used to finance permitted acquisitions, to pay fees and expenses in connection therewith, to finance working capital needs, to finance capital expenditures and for other lawful general corporate purposes of Holdings and its affiliates.

The Senior Credit Facility matures on the third anniversary of the Closing Date, August 21, 2023 (the “Maturity Date”), and the Term Loan Facility is subject to quarterly amortization of principal, with 5.0% of the initial aggregate term loan to be payable in the first year, 7.5% of the initial aggregate term loan to be payable in the second year, 10% of the initial aggregate term loan to be payable in the final year, and final payment of all amounts outstanding, plus accrued interest, due on the Maturity Date.

Borrowings under the Senior Credit Facility (other than in respect of Swingline Loans) will bear interest, at Holdings’ election, at either: (i) the base rate plus the Applicable Rate or (ii) the Eurodollar rate plus the Applicable Rate. The “Applicable Rate” means, (a) until receipt by the Administrative Agent of the compliance certificate for the fiscal quarter ending December 31, 2020, 2.00% per annum, in the case of Eurodollar Loans (as defined in the Credit Agreement), and 1.00% per annum, in the case of Base Rate Loans (as defined in the Credit Agreement), and (b) thereafter, a percentage determined based upon the Company’s Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement) ranging from 1.50% to 2.00%, in the case of Eurodollar Loans, and 0.50% to 1.00%, in the case of Base Rate Loans. Interest accrued on each Base Rate Loan is payable in arrears on the last day of each calendar quarter and on the Maturity Date. Interest accrued on each Eurodollar Loan is payable on the last day of the applicable interest period, or every three months, whichever comes sooner, and on the Maturity Date.

The Senior Credit Facility is secured by a valid and perfected first priority lien on and security interest in substantially all of the assets of Holdings, the Company and each of the other affiliates of the Company that are guarantors (such affiliates, together with Holdings, collectively, the “Guarantors”), including the following and subject to customary exceptions set forth in the loan documentation: (i) all present and future shares of capital stock of (or other ownership or profits interests in) each of Holdings, the Company and the Company’s present and future subsidiaries (subject to certain exceptions), (ii) all of the present and future personal property and assets of the Company, Holdings and each other Guarantor and (iii) all proceeds and products of the property and assets described in clauses (i) and (ii) above.

The Credit Agreement contains customary reporting, affirmative and negative covenants, including, but not limited to, (i) a minimum consolidated interest coverage ratio and a maximum consolidated total net leverage ratio and (ii) restrictions on the incurrence of debt, liens, investments, fundamental changes, making of restricted payments, sale and leaseback transactions, transactions with affiliates, hedging transactions, restrictive agreements, mergers, consolidations and sales of assets. The Credit Agreement also includes customary representations and warranties and events of default.

Item 1.02. Termination of a Material Definitive Agreement

Registration Rights Agreement

On August 21, 2020, in connection with the Merger, the Company terminated the Registration Rights Agreement, dated as of February 13, 2013, between the Company, Health Plan Intermediaries, LLC (“HPI”) and Health Plan Intermediaries Sub, LLC (“HPI Sub”, and together with HPI, the “Series B Members”) pursuant to that certain Exchange Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 13, 2020 (as amended on July 15, 2020).

Tax Receivable Agreement

On August 21, 2020, in connection with the Merger, the Company terminated the Tax Receivable Agreement, dated as of February 13, 2013, among the Company, Holdings and the Series B Members pursuant to that certain TRA Termination Agreement filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 13, 2020 (as amended on July 15, 2020).

Credit Agreement

On August 21, 2020, in connection with the Merger, the Company repaid in full all outstanding obligations due pursuant to, and terminated all commitments under, the Existing Credit Agreement and all security interests and guarantees in connection therewith were terminated and released.

Item 2.01. Completion of Acquisition or Disposition of Assets

The Offer and related withdrawal rights expired one minute after 11:59 pm (Eastern time) on August 20, 2020 (the “Expiration Time”). The Offer was not extended. The depositary for the Offer has advised Parent and Merger Sub that, as of the expiration of the Offer, a total of 11,854,521 Class A Shares and 0 Class B Shares had been validly tendered into and not validly withdrawn from the Offer (excluding 1,721,795 Class A Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in satisfaction of such guarantee), representing approximately 83.1% of the Shares then outstanding. The aggregate number of Shares validly tendered and not validly withdrawn from the Offer satisfies the minimum tender condition (the “Minimum Condition”) in the Merger Agreement that the Shares validly tendered and received in the Offer and not withdrawn prior to the Expiration Time when added to the Shares, if any, owned by Parent or its subsidiaries, equal at least one Share more than a majority of all issued and outstanding Shares. All conditions to the Offer having been satisfied or waived, Merger Sub accepted for payment and is promptly paying for, in accordance with the terms of the Offer, all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Following consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied. On August 21, 2020, Parent completed its acquisition of the Company by consummating the Merger, without a meeting of stockholders of the Company, in accordance with Section 251(h) of the Delaware General Corporation Law, and with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each (i) outstanding Class A Share, whether vested or unvested, (other than Shares owned directly or indirectly by Parent or Merger Sub, Shares held by the Company as treasury stock immediately prior to the Effective Time, and Shares owned by a holder who has properly demanded appraisal) was automatically converted into the right to receive the per share Merger Consideration and (ii) Class B Share outstanding or held in treasury by the Company immediately prior to the Effective Time was cancelled and retired and no consideration was delivered in exchange therefor. In addition, immediately prior to the Effective Time, each outstanding Company stock option and stock appreciation right, whether vested or unvested, was cancelled in exchange for a lump sum cash payment determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such stock option or stock appreciation right by (ii) the number of Shares underlying such stock option or stock appreciation right. These payments will be made not later than 10 business days after the Effective Time, less any withholding taxes.

The aggregate consideration paid by Merger Sub in the Offer and the Merger was approximately $451.9 million, without giving effect to Parent’s related transaction fees and expenses. Parent financed the acquisition, including the payment of related fees and expenses, with a combination of the proceeds from the MDP Funds’ equity investment in Parent and the proceeds of bank financing and preferred stock financing arranged by Parent and Merger Sub.

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 13, 2020 (as amended on July 15, 2020).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the Merger, on August 21, 2020, the Company (a) notified The NASDAQ Global Market (“Nasdaq”) of the consummation of the Merger and (b) requested that Nasdaq (i) suspend trading of the Class A Shares effective August 21, 2020, and (ii) file with the SEC a Form 25 to delist the Class A Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a certification on Form 15 with the SEC to deregister the Class A Shares and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant

The information set forth in the Introductory Note, Item 2.01 and Item 3.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the terms of the Merger Agreement, effective at the Effective Time, each of Paul E. Avery, Anthony J. Barkett, Paul G. Gabos, Robert S. Murley, John A. Fichthorn, Gavin D. Southwell and Peggy B. Scott voluntarily resigned from his or her position as a member of the Company’s board of directors and any committee thereof.

At the Effective Time, Gavin D. Southwell became the director of the Company.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, the certificate of incorporation and bylaws of the Company were amended and restated in their entirety, each effective as of August 21, 2020. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are filed as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated herein by reference.

Item 8.01. Other Events

On August 21, 2020, Parent and the Company issued a press release announcing the closing of the transactions contemplated by the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Number	Description

2.1*	Agreement and Plan of Merger, dated as of July 12, 2020, by and among Benefytt Technologies, Inc., Daylight Beta Parent Corp. and Daylight Beta Corp. (incorporated herein by reference to Exhibit 2.1 to the Benefytt Technologies, Inc.’s Current Report on Form 8-K filed with the SEC by the Company on July 13, 2020 (as amended on July 15, 2020)).

3.1	Second Amended and Restated Certificate of Incorporation of Benefytt Technologies, Inc.

3.2	Third Amended and Restated Bylaws of Benefytt Technologies, Inc.

99.1	Joint Press Release issued by Parent and Benefytt Technologies, Inc., dated August 21, 2020 (incorporated by reference to Exhibit (a)(1)(H) to the Schedule TO-T/A filed with the SEC by Daylight Parent Beta Corp. and Daylight Beta Corp. on August 21, 2020).

*

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished as a supplement to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Benefytt Technologies, Inc.
Dated: August 21, 2020
	By:	/s/ Erik M. Helding
Name: Erik M. Helding
Title: Chief Financial Officer, Secretary and Treasurer